Exhibit 99.1

Centennial Resource Development and Colgate Energy Complete Combination,

Forming Permian Resources Corporation

MIDLAND, Sep. 1, 2022 (GLOBE NEWSWIRE) – Permian Resources Corporation (“Permian Resources” or the “Company”) today announced the successful completion of the combination of Centennial Resource Development, Inc. (“Centennial”) (NASDAQ: CDEV) and Colgate Energy Partners III, LLC (“Colgate”).

Permian Resources Highlights

•	Largest pure-play E&P company in the Delaware Basin

•	Deep inventory of high-quality drilling locations on ~180,000 net acres

•	Unique combination of attractive growth profile and robust shareholder returns framework

•	Strong balance sheet protects the business and return of capital program across commodity price cycles

•	Industry-leading shareholder alignment, with employee ownership exceeding 13%

•	Management compensation highly weighted towards equity and performance

Management Commentary

“Permian Resources brings together two successful E&P companies, creating a better, stronger and more strategically compelling company. The combined asset base is highly complementary with a deep inventory of high-quality locations that generate robust free cash flow across commodity price cycles,” said Will Hickey, Co-CEO of Permian Resources. “Additionally, we are excited to establish Permian Resources’ headquarters in Midland, Texas and are committed to being good stewards of the Permian Basin community in which we live, work and operate.”

“As significant owners of the business, we are closely aligned with shareholders and are focused on maximizing returns. We are excited to continue our track record of generating robust cash-on-cash returns and returning capital to shareholders. The Company’s capital return program is underpinned by our high-quality asset base, attractive growth profile, strong balance sheet and value-driven investment strategy,” said James Walter, Co-CEO of the Company.

Operational Plans

Permian Resources is currently operating an eight-rig drilling program and expects to reduce to a seven-rig program in November. This development program is expected to deliver total equivalent production of 140 to 150 MBoe/d (~52% oil) during the fourth quarter of 2022. Assuming anticipated activity levels of approximately 38 to 42 gross wells spud and completed, total capital expenditures are estimated to be $300 million to $325 million during the quarter.

For the full year 2023, Permian Resources expects to spud and complete approximately 145 and 150 gross wells, respectively, with an average working interest (“WI”) of approximately 80% and 8/8ths net revenue interest (“NRI”) of approximately 78%. The Company plans to begin 2023 operating a seven-rig drilling program with the potential to reduce its rig count during the year, assuming expected operational efficiencies are achieved. Based on planned activity levels, the Company is targeting crude oil production growth of approximately 10% in the fourth quarter of 2023 compared to the fourth quarter of 2022. This development plan is estimated to generate approximately $1.1 billion to $1.3 billion of free cash flow1 during the full year 2023, assuming current strip prices.

During 2023, the Company anticipates its operating activity to be split relatively evenly between New Mexico and Texas. The Company will focus the majority of its New Mexico activity in the Second and Third Bone Spring Sand intervals, while its Texas development will concentrate in the Third Bone Spring Sand and Wolfcamp intervals. Permian Resources plans to continue the efficient development of its Delaware Basin acreage position through larger well packages with extended laterals.

“Our 2023 plan focuses on allocating capital in a way that maximizes capital efficiency,” said Will Hickey, Co-CEO. “Importantly, this will deliver an attractive production growth profile and significant free cash flow without having to add incremental rigs or completion crews in this challenging operational environment.”

Full Year 2023 Outlook

•	Total daily production: 150 – 165 MBoe/d (~52% oil; ~71% liquids)

•	Total capital expenditures: $1,150 – $1,350 million

•	Controllable cash costs (LOE, cash G&A and GP&T): $7.25 – $8.75 per Boe

•	Production taxes (as a % of revenue): 6.5% – 8.5%

•	135 – 155 gross wells spud and 140 – 160 gross wells completed

•	~9,000-foot average lateral length with ~80% WI and 8/8ths NRI of ~78%

•	Oil realizations: 96 – 99% of WTI

•	~$1.1 – $1.3 billion of free cash flow, assuming current strip prices

Merger Synergies

Permian Resources is targeting annual corporate synergies of approximately $65 million, equating to greater than $450 million of total net present value over the next decade. The Company expects to realize operational savings from drilling and completion design modifications, improved cycle times and the implementation of other best practices. Permian Resources also expects additional savings from leasehold optimization, water recycling, midstream contract opportunities and G&A reductions. Both Centennial and Colgate have proven operational track records and will combine best practices to further advance efficiencies across all operating expenses and capital expenditures.

Capital Structure and Liquidity

Permian Resources is focused on maintaining a robust liquidity position and strong balance sheet to support capital investment and the return of capital to shareholders. The Company’s Net Debt-to-LQA EBITDAX2 ratio is anticipated to be approximately 0.9x at the end of the third quarter of 2022 and expected to decline further in the near-term based on projected free cash flow at current strip prices. The Company’s liquidity profile is supported by continued free cash flow generation as well as a $2.5 billion borrowing base with $1.5 billion of elected commitments under its new revolving credit facility. The Company’s maturity profile provides financial flexibility with no maturities until 2026. Additionally, the Company has an attractive hedge position that protects cash flow, operating activity and its shareholder return program.

“Maintaining low leverage and preserving liquidity are critical to running a successful business in a cyclical industry,” said James Walter, Co-CEO. “Our leverage target range of 0.5 – 1.0x is established so that the Company can sustain its return of capital program and retain a healthy balance sheet during periods of weaker oil prices.”

Shareholder Return Program

Permian Resources plans to return capital to shareholders through a combination of a base dividend plus a variable return framework, comprised of variable dividends and / or share repurchases. The Company plans to initiate a quarterly base dividend of $0.05 per share, which is expected to be formally declared and paid commencing in the fourth quarter of 2022. Utilizing yesterday’s closing price, the base dividend represents a 2.4% yield making this base return competitive with other industry peers and the S&P 500. Importantly, the Company believes the base dividend is supported below $40 per barrel WTI over a multi-year period.

The variable return program is structured to distribute at least 50% of free cash flow after the base dividend through a variable dividend, share repurchases or a combination of both. The mix between variable dividends and share repurchases will be dependent upon market conditions during a given quarter. Any future variable dividends will be declared on or around the Company’s quarterly earnings and paid shortly thereafter. Permian Resources plans to begin its variable return program in the second quarter of 2023, which will be based on first quarter 2023 results. In support of its new capital return program, the Company is also increasing its previously announced share repurchase program to $500 million from $350 million and is extending the program through year-end 2024. To note, the Company’s share repurchase program is not dependent upon the timing of its variable return program and is effective immediately.

“Our shareholder return framework is designed to provide a significant return to shareholders while also providing flexibility to continue to invest in our business, strengthen the balance sheet, increase per share cash flow and drive overall value creation through various commodity price cycles,” said James Walter, Co-CEO.

Industry-Leading Shareholder Alignment and Executive Compensation

The Company believes that alignment between members of management and shareholders is critical to creating long-term value and strong returns for investors. The Company’s performance-focused compensation philosophy, combined with its significant senior management ownership, drives differentiated shareholder alignment. Mr. Hickey and Mr. Walter own approximately 6% of total shares outstanding, representing one of the largest CEO ownership levels in the industry. Furthermore, Permian Resources employees together own over 13% of the Company, further solidifying its alignment with shareholders.

Permian Resources has implemented a compensation structure that creates a high degree of alignment between its management team, shareholders and other key stakeholders. Highlights of its executive compensation plan include:

•	The Company’s Co-CEOs will receive compensation solely in performance stock units (PSUs) with no cash salary or bonus

•	Director compensation has been redesigned to increase weighting of equity compensation for the Company’s Board of Directors

•	PSUs will be increasingly used for equity awards to the Company’s leadership team (CEO, EVP, SVP and VP) to further align officer compensation with shareholders

Senior Leadership Team

As previously announced, Will Hickey and James Walter are leading the Company as Co-CEOs. George Glyphis, Centennial’s former Chief Financial Officer, and Matt Garrison, Centennial’s former Chief Operating Officer, continue to serve in their respective roles at Permian Resources. Additional members of the Company’s senior leadership team include:

•	John Bell – Executive Vice President & General Counsel

•	Brandon Gaynor – Executive Vice President of Business Development and Strategy

•	Robert Shannon – Executive Vice President of Corporate Services

•	Brent Jensen – Senior Vice President & Chief Accounting Officer

•	Chad MacDonald – Senior Vice President, Deputy General Counsel & Corporate Secretary

•	Casey McCain – Senior Vice President of Production Operations

•	Kathleen Phillips – Senior Vice President of People Strategy and Integration

•	Clayton Smith – Senior Vice President of Development Operations

•	Will Weidig – Senior Vice President of Finance

Board of Directors

Permian Resources’ Board of Directors consists of eleven highly qualified members and was selected to ensure the Company has the diverse skills, experience and perspectives to provide strong corporate governance and oversight. These members include:

•	Sean Smith, Executive Chair

•	Will Hickey, Co-CEO

•	James Walter, Co-CEO

•	Maire Baldwin

•	Karan Eves

•	Steven Gray

•	Matthew Hyde

•	Aron Marquez

•	William Quinn

•	Jeffrey Tepper

•	Robert Tichio

For more information on Permian Resources’ Board of Directors and senior leadership team, please visit the Company’s website at www.permianres.com.

Stock Exchange Listing Transfer

Permian Resources’ Class A common stock is expected to begin trading on the Nasdaq under the ticker symbol “PR” on September 2, 2022. Subsequently, the Company plans to transfer the listing of its Class A common stock from Nasdaq to the New York Stock Exchange (“NYSE”) on or about September 12, 2022, where the Company’s Class A common stock will retain the same ticker symbol “PR”. The Company’s Class A common stock will be delisted from Nasdaq in connection with listing on the NYSE.

Upcoming Conference Participation

Will Hickey and James Walter are scheduled to present at the Barclays CEO Energy-Power Conference in New York City, New York on September 6, 2022 at 12:05 p.m. Eastern Time. The live webcast and presentation materials used at the conference will be available on the Company’s website at www.permianres.com under the Investor Relations tab.

About Permian Resources Corporation

Headquartered in Midland, Texas, Permian Resources Corporation is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. The Company’s operations are located in the Permian Basin, with concentration in the core of the Delaware Basin. Permian Resources is listed on the Nasdaq under the ticker symbol “PR”. For more information, please visit www.permianres.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements may include statements about:

•

volatility of oil, natural gas and NGL prices or a prolonged period of low oil, natural gas or NGL prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries (“OPEC”), such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil;

•	the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions taken in response by certain oil and natural gas producing countries;

•	political and economic conditions in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;

•	our business strategy and future drilling plans;

•	our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;

•	our ability to identify, complete and effectively integrate acquisitions of properties or businesses, including the recently completed merger between Centennial and Colgate;

•	our drilling prospects, inventories, projects and programs;

•	our financial strategy, liquidity and capital required for our development program;

•	our realized oil, natural gas and NGL prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our hedging strategy and results;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	the marketing and transportation of our oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	costs of developing or operating our properties;

•	our anticipated rate of return;

•	general economic conditions;

•	weather conditions in the areas where we operate;

•	credit markets;

•	uncertainty regarding our future operating results;

•	our plans, objectives, expectations and intentions contained in this press release that are not historical; and

•	the other factors described in our most recent Annual Report on Form 10-K, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the U.S. Securities and Exchange Commission.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any oil and gas reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

(1) The company does not provide guidance on the items used to reconcile between forecasted free cash flow to forecasted net cash provided by operating activities due to the uncertainty regarding timing and estimates of certain items. Therefore, we cannot reconcile forecasted free cash flow to net cash provided by operating activities without unreasonable effort.

(2) The company does not provide guidance on the items used to reconcile between forecasted net debt-to-EBITDAX (or “leverage”) to forecasted long-term debt, net, or forecasted net income due to the uncertainty regarding timing and estimates of certain items. Therefore, we cannot reconcile forecasted leverage to long-term debt, net, or net income without unreasonable effort.

Contact:

Hays Mabry

Sr. Director, Investor Relations

(832) 240-3265

ir@permianres.com

SOURCE Permian Resources Corporation